                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934*

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

        [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the
               Commission Only (as permitted by Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [ ] Soliciting Material Under Rule 14a-12


                            INGEN TECHNOLOGIES, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

*On December 4, 2008, Ingen Technologies, Inc. (the "Company") filed a Form 15-12(g) to terminate its reporting obligations under Section 12(g) of the Securities Exchange Act (the "Exchange Act"). Therefore, although the Company is to make certain reports under Section 15(d) of the Exchange Act, we are not subject to the proxy rules of Section 14. In accordance with Georgia law and pursuant to our bylaws, we are seeking the approval of the matters described below through the solicitation of proxies and furnish this schedule on a voluntary basis.

                            INGEN TECHNOLOGIES, INC.
                            35193 Avenue "A", Suite-C
                            Yucaipa, California 92399
                            Telephone: (800) 259-9622


Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the special meeting of shareholders of Ingen Technologies, Inc. to be held at 9:00 a.m., Pacific Time on April 12, 2010, at our corporate offices located at 35193 Avenue "A", Suite-C, Yucaipa, California 92399. The purpose of the meeting is to approve an amendment to the Company's Articles of Incorporation, as amended and restated, to increase the authorized capital stock to Eight Billion (8,000,000,000)shares of no par value common stock.

This mailing includes the formal notice of the meeting and the Proxy Statement.

Even if you only own a few shares, we want your shares to be represented at the meeting. Please complete, sign, date, and return your proxy promptly in the enclosed envelope, even if you plan to attend the meeting in person. Please note that sending us a proxy will not prevent you from voting in person at the meeting should you wish to do so. This Proxy Statement and form of proxy are first being mailed to shareholders on March 10, 2010.

Sincerely yours,

/s/ Scott R. Sand

Scott R. Sand

Chief Executive Officer and Chairman
March 10, 2010

                            INGEN TECHNOLOGIES, INC.
                            35193 Avenue "A", Suite-C
                            Yucaipa, California 92399
                            Telephone: (800) 259-9622

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TIME:   9:00  a.m., Pacific Time

DATE:   April 12, 2010

PLACE:  35193 Avenue "A", Suite-C, Yucaipa, California


PURPOSE:

      1. To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 3,500,000,000 shares to 8,000,000,000 shares; and

      2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of the business on February 18, 2010 may vote at the special meeting. There are no dissenter's rights of appraisal under Georgia law in connection with the above-listed actions.

Your vote is important. Please complete, sign, date, and return your proxy promptly in the enclosed envelope.

                                         By Order of the Board of Directors

                                         Sincerely yours,

                                         /s/ Scott R. Sand
                                         Scott R. Sand
                                         Chief Executive Officer and Chairman

March 10, 2010


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF SHAREHOLDERS OF INGEN TECHNOLOGIES, INC. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            INGEN TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

THIS PROXY STATEMENT IS BEING SENT TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF SHAREHOLDERS (THE "SPECIAL MEETING") BY THE BOARD OF DIRECTORS OF INGEN TECHNOLOGIES, INC. ("INGEN" OR THE "COMPANY") TO BE HELD AT OUR CORPORATE OFFICES LOCATED AT 35193 AVENUE "A", SUITE-C, YUCAIPA, CALIFORNIA, AT 9:00 A.M., PACIFIC TIME, ON APRIL 12, 2010, AND ANY ADJOURNMENTS THEREOF. This proxy statement and the accompanying Notice of Special Meeting of Shareholders and form of proxy is being first mailed to shareholders on or about March 10, 2010.

VOTING SECURITIES

Only shareholders of the company as recorded in our stock register at the close of business on February 18, 2010 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 3,487,741,633 shares of common stock were issued and outstanding and 98,002,627 shares of Series A Convertible Preferred Stock were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Special Meeting. Each share of Series A Convertible Preferred Stock is entitled to vote on all matters with holders of the common stock, at a rate of ten (10) votes per share. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into ten (10) shares of fully paid and non-assessable shares of common stock.

QUORUM

To conduct the business of the Special Meeting, we must have a quorum. This means the holders of a majority of the outstanding shares entitled to vote, which includes our common stock and Series A Convertible Preferred Stock, must be represented at the Special Meeting, present either by proxy or in person.

VOTES NEEDED

Approval to amend our Articles of Incorporation to increase the number of authorized common stock to 8,000,000,000 shares requires the affirmative vote of the majority of the common stock entitled to vote and the affirmative vote of a majority of the preferred stock entitled to vote. If the Special Meeting is adjourned, your shares may be voted by the proxy holder on the new meeting date unless you have revoked your proxy.

Abstentions and broker non-votes (which occurs when a broker returns a proxy but does not have the authority to vote on a specific proposal) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the Special Meeting. Abstentions and broker non-votes will have the effect of votes against the amendment to our Articles of Incorporation.

VOTING OF PROXIES AND SOLICITATION

All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the approval of the actions proposed and in the discretion of the proxy holders on any other matter that comes before the Special Meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to our secretary of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Special Meeting and voting in person.

We will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited by our directors, officers or employees personally, by telephone, or by facsimile and we may reimburse brokerage firms and other persons holding shares in the company in their name or those of their nominees for their reasonable expenses in forwarding soliciting materials to beneficial owners.

ATTENDING IN PERSON

Only shareholders, their proxy holders, and Ingen's guests may attend the Special Meeting.

If you hold your shares through someone else, such as a bank or a broker, send proof of your ownership to Scott R. Sand, Chairman at 35193 Avenue "A", Suite-C, Yucaipa, California 92399, or you may bring proof of ownership with you to be admitted to the Special Meeting. Acceptable proof could include an account statement showing that you owned Ingen shares on the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Ingen's shares as of the Record Date (i) by each person who is known by Ingen to beneficially own more than 5% of its voting securities; (ii) by each of its officers and directors; and (iii) by all of its officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this Rule, beneficial ownership includes voting or investment power over a security. Further, securities are deemed to be beneficially owned by a person if the person has the right to acquire beneficial ownership within 60 days of the date of the table pursuant to options, warrants, conversion privileges or other rights.

Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to the Company by the persons listed. Except as otherwise indicated in the footnotes and subject to applicable community property laws, each person listed has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and                     Shares of            Shares of Series A          Total Percentage
Address of                   Common Stock         Convertible Preferred       of Voting
Beneficial                   Beneficially         Stock                       Power (4)
Owner (1)                    Owned (2)            Beneficially
                                                  Owned (3)
                             Number        %      Number          %            %

Scott R. Sand, CEO,          1             *      66,727,627    68.0%         14.9%
Chairman, Director
Thomas Neavitt, CFO,         4             *      0                           *
Secretary
Yong Khoo Sin, Director      2             *      0                           *
Christopher A. Wirth,        6             *      1,500,000     1.5%          0.3%
Director
Curt A. Miedema, Director    5             *      0                           *
Stephen O'Hara, Director     3             *      0                           *
John Finazzo,                7             *      0                           *
 Director
Charles Vorwaller, Director  0             *      500,000       0.5%          0.1%
Jeffrey Gleckman             8,851         *      2,500,000     2.6%          0.6%
All officers and directors   28            *      68,727,627    70.1%         15.4%
as a group (8 persons)

* Less than one tenth of one percent.
(1) Unless otherwise indicated, the address for each beneficial owner is 35193 Avenue "A", Suite-C, Yucaipa, California 92399.
(2) Does not include the Series A Convertible Preferred Stock which is entitled to vote on all matters with holders of common stock.
(3) Each share of Series A Convertible Preferred Stock is entitled to vote on all matters with holders of the common stock. Each share of Series A Convertible Preferred Stock is entitled to 10 votes per share. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the company, at any time after the date of the issuance into ten (10) shares of fully paid and non-assessable shares of common stock.
(4) This column includes the common stock and Series A Convertible Preferred Stock held by each person. Applicable percentages are based on the common and preferred shares outstanding on the Record Date and the total voting power of all shares held (1 vote per common share and 10 votes per Series A Convertible Preferred share).

TRANSFER AGENT

      The transfer agent of the Company's common stock is:

          Worldwide Stock Transfer, LLC
          433 Hackensack Avenue - Level L
          Hackensack, NJ 07601

          Phone: 201-820-2008
          Fax: 201-820-2010


                                     ITEM 1:
            TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                FROM 3,500,000,000 SHARES TO 8,000,000,000 SHARES

Our Articles of Incorporation currently authorize the issuance of 3,500,000,000 shares of common stock. At the Record Date, 3,487,741,633 shares of common stock were issued and outstanding and 98,002,627 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into ten (10) shares of fully paid and non-assessable shares of common stock. On January 18, 2007, Ingen issued a stock option to a consultant, representing the right to purchase 1,000,000 shares of Series A Convertible Preferred Stock at an exercise price of $0.04 per share, expiring January 18, 2012. Further, the Company also has a warrant to purchase 250,000 shares of common stock outstanding. The warrants have an exercise price of $0.50 per share and may be exercised at any time prior to March 31, 2011.

The general purpose and effect of the amendment to the Articles of Incorporation is to authorize 8,000,000,000 shares of common stock. A copy of the proposed amendment to our Articles of Incorporation reflecting the increase to our authorized shares is attached hereto as Exhibit A. The purpose of the amendment is to insure that the Company has sufficient authorized and unissued shares of common stock to honor agreements with third parties, as well as shares which could be utilized for future acquisitions or mergers or to otherwise carry out its business objectives. The Company cannot assure you that it will be successful in these efforts. Other than set forth below concerning the agreements with third parties, there are no other plans, arrangements, commitments or understandings for the issuance of additional shares of common stock available as a result of the amendment. When the Board of Directors deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

The Company's outstanding obligations with third parties calling for the future issuance of additional shares of common stock include the following:

Settlement and Forbearance Agreement

On July 31, 2009, the Company entered into a Settlement and Forbearance Agreement with certain note holders of the Company. Under the terms of this Agreement, Ingen stipulated to a judgment in the amount of $4.5 million. All warrants held by the note holders were cancelled. Further, Ingen agreed to issue on a weekly basis the greater of (a) 40 million shares or (b) twenty percent (20%) of the prior week's total trading volume of free trading common stock to the note holders. The note holders also consented to Ingen offering up to $4 million of securities for sale and agreed to forbear any collection efforts so long as one half of the net offering proceeds were paid to the note holders. As long as Ingen delivers the shares due each week and makes payments of any offering proceeds to the note holders, they agreed to forbear enforcing the judgment or enforcing any of their security interests through and until May 31, 2010. The judgment amount of $4.5 million is reduced by any net proceeds from the disposition of the stock paid under this Settlement Agreement and by any other cash payments made by Ingen. From August 2009 through February 6, 2010, the Company has issued 767,930,499 shares to the note holders. These shares have generated proceeds and directly reduced this judgment amount by $2,323,090 as of February 24, 2010. As of this date, the Company still owes $2,176,910 on this judgment, which accrues interest at a rate of 9%.

6% $200,000 CONVERTIBLE DEBT DATED MARCH 15, 2007

On March 15, 2007, the Company issued to MedOx Corporation, Inc. a note in the amount of $200,000 in consideration for services rendered under an agreement entered into on the same date. The note was issued with a 6% interest rate and a two-year term. This note is convertible into common stock at 50% discount to the average of the three lowest trading prices in the twenty day trading period prior to the date of the conversion notice. As of January 31, 2010, the Company still owes $17,000 under this note agreement.

6% $315,000 CONVERTIBLE DEBT DATED AUGUST 7, 2007

On August 7, 2007, the Company issued an individual a note in the amount of $315,000 in consideration for services rendered under an agreement entered into on the same date. The note was issued with a 6% interest rate and a one-year term. This note is convertible into common stock at 50% discount to the average of the three lowest trading prices in the twenty day trading period prior to the date of the conversion notice. As of January 31, 2010, the Company still owes $265,000 under this note agreement.

6% $50,000 CONVERTIBLE DEBT DATED MAY 1, 2009

On May 1, 2009, the Company issued to Xcel Associates, Inc. a note in the amount of $50,000 in consideration for services rendered under an Investor Relations Agreement entered into on the same date. The note was issued with a 6% interest rate and an 18-month term. This note is convertible into common stock at 50% discount to the average of the three lowest trading prices in the twenty day trading period prior to the date of the conversion notice. As of January 31, 2010, the Company still owes $30,000 under this note agreement.

$300,000 CONVERTIBLE DEBT DATED SEPTEMBER 1, 2009

On September 1, 2009, the Company issued to MedOx Corporation, Inc. a note in the amount of $300,000 in consideration for services rendered under an agreement entered into on the same date. The note is payable on demand by the note holder and does not bear any interest. This note is convertible into common stock at 40% discount to the average bid price on the three days prior to the date of the conversion notice (the maximum conversion price is $0.02). As of January 31, 2010, the Company still owes $300,000 under this note agreement.

$36,000 CONVERTIBLE DEBT DATED SEPTEMBER 1, 2009

On September 1, 2009, the Company issued to an individual a note in the amount of $36,000 in consideration for services rendered under an agreement entered into on the same date. The note is payable on demand by the note holder and does not bear any interest. This note is convertible into common stock at 40% discount to the average bid price on the three days prior to the date of the conversion notice (the maximum conversion price is $0.02). As of January 31, 2010, the Company still owes $36,000 under this note agreement.

$48,000 CONVERTIBLE DEBT DATED SEPTEMBER 1, 2009 (issued to the father of the Company's President & Chairman)

On September 1, 2009, the Company issued to Robert Sand, the father of the Company's President and Chairman, a note in the amount of $48,000 in consideration for services rendered under an agreement entered into on the same date. The note is payable on demand by the note holder and does not bear any interest. This note is convertible into common stock at 40% discount to the average bid price on the three days prior to the date of the conversion notice (the maximum conversion price is $0.02). As of January 31, 2010, the Company still owes $48,000 under this note agreement.

6% $50,000 CONVERTIBLE DEBT DATED OCTOBER 5, 2009

On October 5, 2009, the Company issued to Xcel Associates, Inc. a note in the amount of $50,000 in consideration for services rendered under an Investor Relations Agreement entered into on the same date. The note was issued with a 6% interest rate and a one-year term. This note is convertible into common stock at 50% discount to the average of the three lowest trading prices in the twenty day trading period prior to the date of the conversion notice. As of January 31, 2010, the Company still owes $50,000 under this note agreement.

$50,000 CONVERTIBLE DEBT DATED DECEMBER 2, 2009

On December 2, 2009, the Company issued to an attorney a note in the amount of $50,000 as a retainer under an agreement entered into on the same date. The note is payable on demand by the note holder and does not bear any interest. This note is convertible into common stock at 40% discount to the average bid price on the three days prior to the date of the conversion notice (the maximum conversion price is $0.02). As of January 31, 2010, the Company still owes $50,000 under this note agreement.

The foregoing is a general description of these obligations. The Company posts reports and financial statements including its quarterly report for the quarter ended November 30, 2009 on www.pinksheets.com. On December 4, 2008, the Company filed a Form 15-12G to terminate its reporting obligations under the Securities Exchange Act. On July 8, 2009, the Securities and Exchange Commission notified the Company that it was not in compliance with its reporting requirements because of its continuing obligations to file reports under Section 15(d). The Company had a registration statement on Form S-8 declared effective on November 20, 2008 and is required to file reports under Section 15(d) for the fiscal year following the fiscal year during which a registration statement became effective. As reported in its Form 8-K dated November 5, 2009, among other things, the Company is in the process of preparing required reports and restating if necessary, the Company's financials for the year ended May 31, 2007 and May 31, 2008. The Company desires to terminate its reporting obligations under Section 15(d) of the Exchange Act as soon as possible following the filing of required reports.

REQUIRED VOTE

The affirmative vote of a majority of the common stock entitled to vote and a majority of the preferred stock entitled to vote at the Special Meeting is required for approval of the increase in authorized common stock to 8,000,000,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 8,000,000,000 SHARES. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.


                         OTHER BUSINESS OF SHAREHOLDERS

The Board is not aware of any matters that are expected to come before the Special Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Special Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Special Meeting may refuse to allow the transaction of any business not presented beforehand.

It is important that the proxies be returned promptly and that your shares are represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                                         By Order of the Board of Directors

                                         /S/ Scott R. Sand
                                         -----------------

                                         Scott R. Sand
                                         Chief Executive Officer and Chairman

March 10, 2010

                            INGEN TECHNOLOGIES, INC.
                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ingen Technologies, Inc., hereby constitutes and appoints Scott R. Sand, or instead of the foregoing, __________________ as the attorney(s) and proxies of the undersigned with full power of substitution to act and vote for in the name, place and stead of the undersigned, at the Special Meeting of the Shareholders of Ingen Technologies, to be held at 9:00 a.m. on April 12, 2010 at the company's offices located at 35193 Avenue "A", Suite-C, Yucaipa, California 92399, and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present upon all matters referred to below and described in the Proxy Statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting:

(1) TO APPROVE THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK TO 8,000,000,000 SHARES.

        FOR [ ]                    AGAINST [ ]                 ABSTAIN [ ]


When properly executed, this Proxy will be voted in the manner specified by the Shareholder. Unless you specify otherwise, this Proxy will be voted "FOR" Item 1.

A majority of the proxies, or their substitutes at the meeting, or any adjournments thereof may exercise all of the powers given by this Proxy. Any Proxy to vote any of the shares for which the undersigned is or would be entitled to vote previously given to any person or persons other than the person(s) named above is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this Proxy and acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated March 10, 2010.

Dated:  __________________, 2010

NUMBER OF SHARES __________________________

PRINT NAME OF SHAREHOLDER ______________________________

SIGNATURE OF SHAREHOLDER __________________________


JOINT OWNERS SHOULD EACH SIGN. ATTORNEYS-IN-FACT, ADMINISTRATORS, CUSTODIANS, PARTNERS, OR CORPORATION OFFICERS SHOULD GIVE FULL TITLE.

NOTE: This proxy, properly completed, dated and signed, should be returned immediately in the enclosed envelope to Ingen Technologies, Inc., 35193 Avenue "A", Suite-C, Yucaipa, California 92399.

                                   EXHIBIT A


                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                            INGEN TECHNOLOGIES, INC.


Pursuant to the provisions of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, as amended and restated (the "Articles of Incorporation"), and for that purpose, submits the following statement:

1.    The name of the corporation is: INGEN TECHNOLOGIES, INC.

2.    The articles of incorporation are amended as follows:

      Article 3.1(a) of the Articles of Incorporation is amended as follows:

      "3.1  The corporation has the authority to issue not more than:

            (a) EIGHT BILLION (8,000,000,000) SHARES OF COMMON STOCK OF NO PAR VALUE PER SHARE (THE "COMMON STOCK"); and"

3. The date of adoption of each amendment by the stockholders was _______, 2010.

4. The amendment was duly approved by the shareholders in accordance with the provisions of Code Section 14-2-1003.

Date: ___________, 2010

                                                  INGEN TECHNOLOGIES, INC.


                                                  /s/ Scott R. Sand
                                                  -----------------------------
                                                  Scott R. Sand, CEO & Chairman




                                      A-1